Exhibit 99.1

January 28, 2004

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Reports Record 2003 Earnings of $23.8 Million

LINCOLN, NE - January 28, 2004 -- TierOne Corporation (NASDAQ: TONE) ("Company"), the holding company for TierOne Bank ("Bank"), reported a 59.1 percent increase in net income to $23.8 million, or $1.16 per diluted share, for the fiscal year ended December 31, 2003 compared to $15.0 million for the same period in 2002.

For the quarter ended December 31, 2003, the Company reported diluted earnings per share of $0.29, an increase of 190.0 percent, from the $0.10 diluted earnings per share reported for the same three month period in 2002. Included in the Company's results of operations for the quarter ended December 31, 2002 was a $5.0 million pre-tax charge relating to the contribution of 500,000 shares of TierOne Corporation common stock to the TierOne Charitable Foundation which was formed in connection with the Bank's conversion from mutual to stock form. The Company's initial public offering and the Bank's conversion were both completed on October 1, 2002.

Highlights for the fourth quarter of 2003 include:

o Net loans, including loans held for sale, increased $152.4 million to $2.0 billion at December 31, 2003 compared to $1.9 billion at September 30, 2003;

o Loan production for the three months ended December 31, 2003 amounted to $578.1 million which contributed to a record loan production total for 2003 of $2.3 billion, a 38.2 percent increase from 2002;

o Deposit account and debit card fees totaled $2.6 million and were 32.8 percent above the level attained during the fourth quarter of 2002;

o The Company completed the repurchase of ten percent of its common stock pursuant to the stock repurchase program announced in October 2003; the Board has recently authorized the repurchase of an additional ten percent; and

o Construction commenced in October on a new "state-of-the-art" retail bank office in Omaha, Nebraska.

"The continued successful execution of our strategic business model contributed to TierOne Corporation's record performance during our first full year as a public company," said

Gilbert G. Lundstrom, chairman and chief executive officer. "Our Company's loan origination capability and solid core noninterest income growth demonstrates our fundamental capacity to drive bottom-line results and strengthen long-term shareholder value."

Synopsis of Fourth Quarter and Fiscal 2003 Performance

Net Interest Income

Net interest income for the quarter ended December 31, 2003 declined 1.7 percent to $17.2 million compared to $17.4 million for the same period in 2002. This decline was primarily the result of continued prepayments of higher rate loans during the quarter ended December 31, 2003. Net interest income for the year ended December 31, 2003 rose 15.2 percent to $69.9 million compared to $60.7 million for 2002. Growth in net interest income for 2003 was primarily the result of increased interest income due to higher average balances of loans receivable combined with reduced interest expense on deposits resulting from lower average rates.

Average interest rate spread increased to 2.97 percent for the three months ended December 31, 2003 compared to 2.84 percent for the three months ended September 30, 2003. For the year ended December 31, 2003, average interest rate spread declined to 3.05 percent from 3.37 percent for 2002. Net interest margin also increased in the three months ended December 31, 2003 to 3.34 percent compared to 3.25 percent for the quarter ended September 30, 2003. For the year ended December 31, 2003, net interest margin declined to 3.48 percent compared to 3.82 percent for 2002. Increases in average interest rate spread and net interest margin during the quarter ended December 31, 2003 when compared to the preceding quarter were primarily due to the disposal of low yielding mortgaged-backed securities during the quarter ended September 30, 2003 and their replacement with higher yielding loans. High levels of refinancing activity throughout 2003 coupled with a stabilization of interest rates paid on deposits contributed to the decline in 2003 interest rate spread and margin.

Noninterest Income

For the quarter ended December 31, 2003, noninterest income increased 48.9 percent to $5.8 million compared to $3.9 million for the same period one year ago. The increase was primarily the result of a $2.0 million reduction in the mortgage servicing valuation reserve and a $1.3 million increase in fees and service charges partially offset by a $1.5 million decline in gains on loans held for sale.

Noninterest income for the year ended December 31, 2003 amounted to $19.9 million, an increase of 51.5 percent when compared to the $13.1 million of noninterest income earned during 2002. The annual growth in noninterest income is primarily attributable to a $3.6 million increase in gains on loans held for sale, a $2.5 million increase in deposit account and debit card fees and a $1.6 million increase in loan fees.

Noninterest Expense

Noninterest expense for the quarter ended December 31, 2003 totaled $12.3 million, a 22.8 percent reduction from the $15.9 million recorded for the same period in 2002. The Company recorded $47.5 million in noninterest expense for the year ended December 31, 2003, an increase of 4.1 percent, compared to $45.7 million for 2002. Noninterest expense for the three months and year ended December 31, 2002 reflected the $5.0 million charitable foundation charge while noninterest expense for the three months and year ended December 31, 2003 reflected expenses primarily related to the Company's Employee Stock Ownership and Management Recognition and Retention Plans.

Asset Quality

Nonperforming assets increased to $4.3 million, or 0.19 percent of total assets, at December 31, 2003 compared to $3.0 million, or 0.14 percent of total assets, at September 30, 2003. Nonperforming assets at year-end 2003 were 42.4 percent below the nonperforming asset level of $7.5 million, or 0.38 percent of total assets, at December 31, 2002.

The loan loss provision for the year ended December 31, 2003 was $4.3 million compared to $4.7 million for the same period in 2002. The allowance for loan losses as a percent of net loans was 0.96 percent at December 31, 2003 and 2002.

Loan charge offs, net of recoveries, totaled $678,000 and $1.8 million for the three months and year ended December 31, 2003 compared to $272,000 and $1.1 million for the same respective periods in 2002. Loan charge offs for both periods were primarily associated with automobile and other consumer-related loans.

Consolidated Balance Sheet

Total assets at December 31, 2003 were $2.2 billion, a $262.3 million, or 13.5 percent, increase from December 31, 2002. The net increase in assets during 2003 was primarily the result of a $244.8 million increase in net loans.

Total liabilities increased $307.1 million, or 19.1 percent, to $1.9 billion at December 31, 2003 compared to $1.6 billion at December 31, 2002. Liability growth was primarily the result of a $223.7 million increase in advances from the Federal Home Loan Bank and an $87.9 million increase in deposits, which included the acquisition of $65.5 million of brokered deposits.

Shareholders' equity totaled $295.1 million at December 31, 2003 as compared to $339.9 million at December 31, 2002. The decline was attributable to the repurchase of the Company's stock in connection with a Board-authorized stock repurchase program and the purchase of the Company's stock to fund a shareholder-approved Management Recognition and Retention Plan.

The Bank's capital continues to exceed all government-mandated regulatory capital requirements.

Other Developments

During the fourth quarter 2003, the Company completed the repurchase of ten percent, or 2,257,507 shares, of the Company's common stock authorized by the Board of Directors as part of its first stock repurchase program. The repurchased shares are held as treasury stock and will be used for general corporate purposes.

Ground was broken in October 2003 to begin construction of a new state-of-the-art bank facility located in a developing area of southwest Omaha, Nebraska. The new "Bank of the Future" concept is designed to provide customers the latest in banking technology with a unique retail atmosphere and expanded financial services. The facility is located in a new 480,000 square foot retail development and is positioned between two of the busiest intersections in the metropolitan area. The new banking office is scheduled to be completed by mid-spring 2004.

In January 2004, the Company announced the opening of its fourth loan production office. The new Fort Collins, Colorado office, the third such facility located in the Rocky Mountain state, will focus on developing additional commercial real estate and construction loan business throughout the northern Colorado and Wyoming region.

At its January 2004 meeting, the Board of Directors authorized the repurchase of an additional ten percent, or up to 2,031,757 shares, of the Company's outstanding stock. The repurchased shares, which will be bought in open market or privately negotiated transactions when market conditions warrant, will be added to the Company's existing treasury stock.

Corporate Profile

TierOne Bank, a subsidiary of TierOne Corporation, is a federally chartered savings bank headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers a wide variety of full-service consumer and commercial banking products and services to customers through a geographically diverse network of 57 banking offices located in Nebraska, Iowa and Kansas and four loan production offices located in Colorado and Minnesota. Leading products offered include residential and commercial real estate financing, consumer, construction and business loans and lines of credit, consumer and business checking and savings plans, investment and insurance services, and telephone and Internet banking access. The Company's web address is http://www.tieronebank.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

                               TierOne Corporation
                           Consolidated Balance Sheets
               December 31, 2003 (Unaudited) and December 31, 2002

(dollars in thousands, except per share data)                         December 31, 2003       December 31, 2002
===============================================================================================================
Assets

Cash and due from banks                                                     $    34,901             $    33,037
Federal funds sold                                                                   --                      --
---------------------------------------------------------------------------------------------------------------
         Total cash and cash equivalents                                         34,901                  33,037
---------------------------------------------------------------------------------------------------------------
Investment securities:

   Held to maturity                                                                 142                     157
   Available for sale                                                            43,515                  30,546
Mortgage-backed securities, available for sale                                   15,712                  30,369

Loans receivable:
   Net loans (includes loans held for sale of $7,083 and $8,504
      at December 31, 2003 and December 31, 2002, respectively)               2,036,182               1,791,356
   Allowance for loan losses                                                    (19,586)                (17,108)
---------------------------------------------------------------------------------------------------------------
Net loans after allowance for loan losses                                     2,016,596               1,774,248
---------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank stock                                                     37,143                  21,459
Premises and equipment, net                                                      27,587                  26,810
Accrued interest receivable                                                       9,678                   9,084
Other assets                                                                     22,594                  19,825
---------------------------------------------------------------------------------------------------------------
         Total assets                                                         2,207,868               1,945,535
===============================================================================================================

Liabilities and Shareholders' Equity

Liabilities:

   Deposits                                                                 $ 1,216,763             $ 1,128,880
   Advances from Federal Home Loan Bank and other
      borrowings                                                                645,696                 418,329
   Advance payments from borrowers for taxes,
      insurance and other escrow funds                                           22,206                  29,453
   Accrued interest payable                                                       5,259                   6,812
   Accrued expenses and other liabilities                                        22,855                  22,165
---------------------------------------------------------------------------------------------------------------
         Total liabilities                                                    1,912,779               1,605,639
---------------------------------------------------------------------------------------------------------------

Shareholders' equity:

   Preferred stock, $0.01 par value; 10,000,000 shares
      authorized; none issued                                                        --                      --
   Common stock, $0.01 par value; 60,000,000 shares authorized;
      20,317,568 and 22,575,075 shares issued and outstanding at
      December 31, 2003 and 2002, respectively                                      226                     226
   Additional paid-in capital                                                   354,054                 355,741
   Retained earnings, substantially restricted                                   25,833                   2,018
   Treasury stock, at cost; 2,257,507 and 0 shares at
      December 31, 2003 and 2002, respectively                                  (53,613)                     --
   Unearned common stock held by Employee Stock
      Ownership Plan                                                            (16,179)                (17,684)
   Unearned common stock held by Management
      Recognition and Retention Plan                                            (14,982)                     --
   Accumulated other comprehensive loss, net                                       (250)                   (405)
---------------------------------------------------------------------------------------------------------------
         Total shareholders' equity                                             295,089                 339,896

Commitments and contingent liabilities
---------------------------------------------------------------------------------------------------------------
         Total liabilities and shareholders' equity                         $ 2,207,868             $ 1,945,535
===============================================================================================================

                               TierOne Corporation
                  Consolidated Statements of Income (Unaudited)
                 (dollars in thousands, except per share data)

                                                       For the Three Months Ended          For the Year Ended
                                                               December 31,                   December 31,
                                                       ==========================      =========================
(dollars in thousands)                                     2003           2002            2003            2002
================================================================================================================
Interest income:
   Loans receivable                                      $ 26,126       $ 27,415       $ 106,900       $  99,895
   Investment and mortgage-backed securities                  973            862           3,660           4,655
   Other interest-earning assets                              128             81             260             391
----------------------------------------------------------------------------------------------------------------
         Total interest income                             27,227         28,358         110,820         104,941
----------------------------------------------------------------------------------------------------------------
Interest expense:
   Deposits                                                 5,427          7,127          22,832          31,090
   Advances from Federal Home Loan Bank and
      other borrowings                                      4,643          3,784          18,039          13,131
----------------------------------------------------------------------------------------------------------------
         Total interest expense                            10,070         10,911          40,871          44,221
----------------------------------------------------------------------------------------------------------------
         Net interest income                               17,157         17,447          69,949          60,720
Provision for loan losses                                   1,478          2,226           4,271           4,695
----------------------------------------------------------------------------------------------------------------
         Net interest income after provision
            for loan losses                                15,679         15,221          65,678          56,025
----------------------------------------------------------------------------------------------------------------
Other income:
   Fees and service charges                                 2,882          1,604           8,465           7,822
   Income (loss) from real estate operations, net             (15)            50             (21)            633
   Other operating income                                     869            646           3,135           2,539
   Net gain (loss) on sales of:
      Loans held for sale                                     464          1,970           7,690           4,090
      Real estate owned                                        18             (6)            (62)             (3)
----------------------------------------------------------------------------------------------------------------
                                                            4,218          4,264          19,207          15,081
   Changes in mortgage servicing valuation reserve          1,608           (350)            652          (1,970)
----------------------------------------------------------------------------------------------------------------
         Total other income                                 5,826          3,914          19,859          13,111
----------------------------------------------------------------------------------------------------------------
Other expense:
   Salaries and employee benefits                           7,483          6,315          28,238          22,442
   Occupancy, net                                           1,413          1,376           5,667           5,673
   Data processing                                            430            412           1,680           1,482
   Advertising                                                805            793           3,390           3,530
   Contribution to charitable foundation and others            --          5,032              --           5,110
   Other operating expense                                  2,166          1,998           8,545           7,432
----------------------------------------------------------------------------------------------------------------
         Total other expense                               12,297         15,926          47,520          45,669
----------------------------------------------------------------------------------------------------------------
         Income before income taxes                         9,208          3,209          38,017          23,467
Income tax expense                                          3,511          1,191          14,202           8,501
----------------------------------------------------------------------------------------------------------------
         Net income                                      $  5,697       $  2,018       $  23,815       $  14,966
================================================================================================================
Net income per common share, basic *                     $   0.30       $   0.10       $    1.18              --
================================================================================================================
Net income per common share, diluted *                   $   0.29       $   0.10       $    1.16              --
================================================================================================================
Average common shares outstanding, basic (000's)*          19,095         20,788          20,248              --
================================================================================================================
Average common shares outstanding, diluted (000's)*        19,489         20,788          20,481              --
================================================================================================================

* Information applicable to post stock conversion period only. The Company completed its initial public offering on October 1, 2002.

                               TierOne Corporation

                        Selected Financial and Other Data

(dollars in thousands)                                     December 31, 2003          December 31, 2002
=======================================================================================================
Selected Financial and Other Data:

Total assets                                                     $ 2,207,868                $ 1,945,535
Cash and cash equivalents                                             34,901                     33,037
Investment securities:
   Held to maturity                                                      142                        157
   Available for sale                                                 43,515                     30,546
Mortgage-backed securities, available for sale                        15,712                     30,369

Loans receivable:
   Loans held for sale                                                 7,083                      8,504
   Total loans receivable                                          2,211,372                  1,902,185
   Unamortized premiums, discounts
      and deferred loan fees                                          10,790                      3,998
   Undisbursed portion of construction
      and land loans in process                                     (193,063)                  (123,331)
-------------------------------------------------------------------------------------------------------
   Net loans                                                       2,036,182                  1,791,356
   Allowance for loan losses                                         (19,586)                   (17,108)
-------------------------------------------------------------------------------------------------------
   Net loans after allowance for loan losses                       2,016,596                  1,774,248
-------------------------------------------------------------------------------------------------------
Deposits                                                           1,216,763                  1,128,880
Advances from Federal Home Loan Bank
   and other borrowings                                              645,696                    418,329
Shareholders' equity                                                 295,089                    339,896

Nonperforming loans                                                    3,616                      5,489
Nonperforming assets                                                   4,294                      7,456
Allowance for losses on loans                                         19,586                     17,108
Nonperforming loans as a percent of net loans                           0.18%                      0.31%
Nonperforming assets to total assets                                    0.19%                      0.38%
Allowance for losses on loans to total
   nonperforming loans                                                541.65%                    311.68%
Allowance for loan losses as a percent of net loans                     0.96%                      0.96%

                                                     Three Months Ended              Year Ended
                                                        December 31,                December 31,
                                                   =====================       =====================

Selected Operating Ratios:                          2003          2002          2003          2002
====================================================================================================
Average yield on interest-earning assets             5.30%         6.21%         5.51%         6.60%
Average rate on interest-bearing liabilities         2.33%         2.96%         2.46%         3.23%
Average interest rate spread                         2.97%         3.25%         3.05%         3.37%
Net interest margin                                  3.34%         3.82%         3.48%         3.82%
Average interest-earning assets to average
   interest-bearing liabilities                    118.92%       123.99%       120.94%       116.28%
Net interest income after provision for loan
   losses to non-interest expense                  127.50%        95.57%       138.21%       122.68%
Total non-interest expense to average assets         2.30%         3.34%         2.26%         2.75%
Efficiency ratio (1)                                53.50%        74.56%        52.91%        61.86%
Return on average assets                             1.06%         0.42%         1.13%         0.90%
Return on average equity                             7.12%         2.39%         7.04%         7.80%
Average equity to average assets                    14.94%        17.68%        16.11%        11.56%

(1) Efficiency ratio is calculated as total other expense divided by the sum of net interest income and total other income.

                               TierOne Corporation

                           Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

                                                         December 31, 2003              December 31, 2002
                                                     =========================      =========================

(dollars in thousands)                                  Amount            %            Amount            %
=============================================================================================================
Real estate loans:
   One-to four-family residential (1)                $   559,134        25.20%      $   547,619        28.66%
   Second mortgage                                       258,121        11.63%           25,590         1.34%
   Multi-family residential                               99,078         4.47%           79,953         4.18%
   Commercial real estate and land                       449,152        20.25%          398,076        20.83%
   Residential construction                              245,782        11.08%          156,322         8.18%
   Commercial construction                               154,247         6.95%          143,020         7.49%
-------------------------------------------------------------------------------------------------------------

      Total real estate loans                          1,765,514        79.58%        1,350,580        70.68%
-------------------------------------------------------------------------------------------------------------

Commercial business                                       64,522         2.91%           33,375         1.75%
=============================================================================================================

Warehouse mortgage lines of credit                        78,759         3.55%          236,492        12.38%
-------------------------------------------------------------------------------------------------------------

Consumer loans:
   Home equity                                            33,874         1.53%           37,522         1.96%
   Home equity line of credit                            117,899         5.31%           94,801         4.96%
   Home improvement                                       74,915         3.38%           82,081         4.30%
   Automobile                                             67,351         3.04%           60,707         3.18%
   Other                                                  15,621         0.70%           15,131         0.79%
-------------------------------------------------------------------------------------------------------------

      Total consumer loans                               309,660        13.96%          290,242        15.19%
=============================================================================================================

         Total loans                                   2,218,455       100.00%        1,910,689       100.00%

Less:
Unamortized premiums, discounts
   and deferred loan fees                                 10,790                          3,998
Undisbursed portion of construction and
   land loans in process                                (193,063)                      (123,331)
=============================================================================================================

      Net loans                                        2,036,182                      1,791,356

Allowance for loan losses                                (19,586)                       (17,108)
=============================================================================================================

      Net loans after allowance for loan losses        2,016,596                      1,774,248
=============================================================================================================

(1) Includes loans held for sale                     $     7,083                    $     8,504